                                                                   EXHIBIT 10.10

                           ASSET PURCHASE AGREEMENT


                                    BETWEEN


                                 PC-TEL, INC.,


                       PC-TEL GLOBAL TECHNOLOGIES, LTD.


                                      AND


                            GENERAL DATACOMM, INC.



                         Dated as of December 22, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Definitions.............................................................  1

2.   Acquisition of Assets by the Buyer......................................  5

     2.1   Purchase and Sale of Assets.......................................  5
     2.2   Excluded Assets...................................................  6
     2.3   Assumption of Liabilities.........................................  7
     2.4   Liabilities Not Assumed...........................................  8
     2.5   Inability to Obtain Consents and Approvals........................  9
     2.6   Use of Name.......................................................  9
     2.7   Global Patent License Agreement................................... 10
     2.8   Purchase Price.................................................... 10
     2.9   The Closing....................................................... 10
     2.10  Deliveries at the Closing......................................... 11
     2.11  Allocation of Purchase Price...................................... 11
     2.12  License and Support Agreement..................................... 11

3.   Representations and Warranties of the Seller............................ 11

     3.1   Organization of the Seller........................................ 11
     3.2   Authorization of Transaction...................................... 11
     3.3   Noncontravention.................................................. 12
     3.4   Brokers' Fees..................................................... 12
     3.5   Title to Assets................................................... 12
     3.6   Financial Statements.............................................. 12
     3.7   Indebtedness; Guarantees.......................................... 13
     3.8   Legal and Other Compliance........................................ 13
     3.9   Taxes............................................................. 13
     3.10  Real Property..................................................... 13
     3.11  Environmental Matters............................................. 13
     3.12  Property, Plant and Equipment..................................... 14
     3.13  Intellectual Property............................................. 14
     3.14  Tangible Assets................................................... 16
     3.15  Contracts......................................................... 16
     3.16  Litigation........................................................ 16
     3.17  Consents.......................................................... 16

4.   Representations and Warranties of the Buyer and the Licensee............ 16

     4.1   Organization of the Buyer......................................... 16
     4.2   Authority for Agreement........................................... 16
     4.3   Noncontravention.................................................. 17
     4.4   Brokers' Fees..................................................... 17

                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page
                                                                            ----

5.   Covenants of the Parties................................................ 17

     5.1   Employee Matters.................................................. 17
     5.2   Consolidated Financial Statements................................. 18
     5.3   Regulatory Filings; Reasonable Efforts............................ 18
     5.4   Access to Records after Closing................................... 18
     5.5   Transfer Taxes.................................................... 18
     5.6   Covenant Not to Compete and Solicitation of Employees............. 18
     5.7   Bulk Sales Laws................................................... 19
     5.8   Post-Closing Operating Adjustments................................ 19
     5.9   Collection of Accounts Receivable................................. 19
     5.10  Litigation Support................................................ 20
     5.11  License and Support Agreement..................................... 20
     5.12  401(k) Plan....................................................... 20

6.   Survival of Representations and Warranties; Indemnification............. 20

     6.1   Survival of Representations and Warranties........................ 20
     6.2   Indemnification by the Seller..................................... 20
     6.3   Indemnification by the Buyer...................................... 24

7.   Miscellaneous........................................................... 25

     7.1   Press Releases and Public Announcements........................... 25
     7.2   No Third Party Beneficiaries...................................... 25
     7.3   Arbitration....................................................... 25
     7.4   Entire Agreement.................................................. 26
     7.5   Succession and Assignment......................................... 26
     7.6   Counterparts...................................................... 26
     7.7   Headings.......................................................... 26
     7.8   Notices........................................................... 26
     7.9   Governing Law..................................................... 27
     7.10  Amendments and Waivers............................................ 27
     7.11  Severability...................................................... 27
     7.12  Expenses.......................................................... 28
     7.13  Incorporation of Exhibits and Schedules........................... 28
     7.14  Specific Performance.............................................. 28

                                   Exhibits

A  -  Patent License Agreement
B  -  Escrow Agreement (Indemnification)
C  -  Bonus Pool Disbursement Agreement (Continuing Employees)
D  -  Acquisition Bonus Agreement
E  -  Form of Employment Agreement
F  -  Schedule of Closing Documents
G  -  License and Support Agreement
H  -  Asset Statement and Income Statement
I  -  Form of Non-Compete Agreement

Seller Disclosure Letter - Exceptions to Representations and Warranties


                                   Schedules
                                   ---------

Schedule 2-1(a)     Intellectual Property
Schedule 2-1(b)     Equipment
Schedule 2-1(c)     Permits
Schedule 2-1(d)     Contracts
Schedule 2-1(e)     Leases
Schedule 2-1(h)     Prepaid Expenses
Schedule 2-2(d)     Excluded Intellectual Property
Schedule 2-2(i)     Excluded Claim
Schedule 2-3(c)     Assumed Liabilities
Schedule 2-5        Consents and approvals not obtained
Schedule 5-1        Continuing Employees and Key Employees

                           ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is entered into as of
                                         ---------
December 22, 1998 by and between PC-Tel, Inc., a Delaware corporation ("PC-Tel"
                                                                        ------
or the "Buyer"), PC-Tel Global Technologies, Ltd., a Cayman Island corporation
        -----
(the "Licensee"), and General DataComm, Inc., a Delaware corporation ("GDC" or
      --------                                                         ---
the "Seller").  The Buyer, the Licensee and the Seller are referred to
     ------
collectively as the "Parties."

                                    RECITALS

     A. This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets (and assume certain of the liabilities) of the Technology Alliance Group, a division of the Seller ("TAG" or the
                                                             ---
"Division") in consideration of the Purchase Price (as hereinafter defined).
 --------

     B. It is the parties' intention that the Seller shall convey to the Buyer, among other assets, technology and other intellectual property owned or used by the Seller related to V.34 and V.90 transmission standards, analog modem general operation and xDSL and G.Lite communication technologies. Intellectual property assets not included within this area of communications technology are not intended for conveyance to the Buyer.

     C. In addition to the payment of the consideration to be paid by the Buyer to the Seller in connection with the Buyer's purchase of the assets as provided by this Agreement, the parties intend that the license fees previously paid by the Buyer to the Seller in accordance with the License Agreement dated as June 21, 1998 between the parties (the "June License Agreement") shall be
                                           ----------------------
retained by the Seller without recourse by the Buyer, and shall not be considered part of the purchase consideration hereunder, notwithstanding anything to the contrary set forth in the June License Agreement.

     D. Concurrently with the execution of this Agreement, the Buyer and the Seller have entered into a License and Support Agreement of even date (the "License and Support Agreement") to ensure the Seller continued access to
 -----------------------------
certain of the intellectual property to be acquired by the Buyer under this Agreement.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

 1.  Definitions.
     -----------

     "Acquired Assets" shall have the meaning set forth in Section 2.1.
      ---------------

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act of 1934, as amended.

     "Assumed Liabilities" shall have the meaning in Section 2.3.
      -------------------

     "Chemical Substance" means any chemical or other substance which is
      ------------------
identified or regulated under any Environmental Law or Safety Law, as now and hereinafter in effect, or other comparable laws.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Contracts" has the meaning set forth in Section 2.1(d).
      ---------

     "Disclosure Letter" has the meaning set forth in Section 3 below.
      -----------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Environment" means real property and any improvements thereon, and also
      -----------
includes, but is not limited to, ambient air, surface water, drinking water, groundwater, land surface, subsurface strata and water body sediments.

     "Environmental Laws" mean any federal, state, local and foreign law,
      ------------------
regulation or legal requirement relating to pollution, or protection or cleanup of the Environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and any other law or legal requirement, as now or hereinafter in effect, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; or, (d) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

     "Environmental Liabilities and Costs" means all Losses incurred:  (i)  that
      -----------------------------------
are required by a governmental agency or third party in order to comply with any Environmental Law or Environmental Permit; (ii) that are required by a governmental agency or third party as a result of a Release of any Chemical Substance; or, (iii) that are required by a governmental agency or third party as a result of any environmental conditions present at, created by or arising out of the past or present operations of the Seller through the Closing Date, at the Leased Facility.

     "Environmental Permit" means any Permit or authorization from any
      --------------------
governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

     "Equipment" has the meaning set forth in Section 2.1(b) below.
      ---------

     "Excluded Assets" has the meaning set forth in Section 2.2 below.
      ---------------

     "Extremely Hazardous Substance" has the meaning set forth in Section 302 of
      -----------------------------
the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Financial Statements" has the meaning set forth in Section 3.6 below.
      --------------------

     "Intellectual Property" means the entire right, title and interest in and
      ---------------------
to all proprietary rights of every kind and nature, and associated therewith anywhere in the world, including Patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, Technology, and all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing, included within the Acquired Assets as set forth in Section 2.1(a) below.

     "Key Employees" has the meaning set forth in Section 5.1.
      -------------

     "Knowledge" means actual knowledge of any of the officers of GDC.
      ---------

     "Leased Facility" means the facility located at 61 Mattatuck Heights Road,
      ---------------
Waterbury, CT 06705.

     "Liability" means any liability or obligation (whether known or unknown,
      ---------
whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

     "Lien" means any mortgage, pledge, lien, Security Interest, encumbrance,
      ----
restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due.

     "Losses" has the meaning set forth in Section 6.2, net of Tax effects.
      ------

     "Patents" means all: (i) all patents and patent applications; (ii) any and
      -------
all counterpart U.S., international and foreign patents, applications and certificates of invention based upon or covering any portion of the foregoing patents and applications; (iii) all divisions, continuations, continuations-in-part, and substitutions of any of the preceding patents and patent applications
(iv) all foreign or international applications corresponding to any of the preceding applications or patents; (v) all divisions, continuations, continuations-in-part, and substitutions of any of such foreign or international applications described in (iv); and (vi) all U.S., international and foreign patents issuing on any of the preceding applications, including extensions, reissues and re-examinations, all to the extent as set forth in Section 2.1(a).

     "Permits" has the meaning set forth in Section 2.1(c) below.
      -------

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "Purchase Price" has the meaning set forth in Section 2.8 below.
      --------------

     "Release" means any actual or alleged spilling, leaking, pumping, pouring,
      -------
emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance or Extremely Hazardous Substance into the Environment that would cause an Environmental Liability and Cost (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

     "Safety Laws" means any federal, state, local and foreign law, regulation
      -----------
or legal requirement relating to health or safety, including the Occupational Safety and Health Act, as amended, as now or hereinafter in effect relating to
(a) exposure of employees to any Chemical Substance or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substance.

     "Safety Liabilities and Costs" means all Losses incurred to comply with any
      ----------------------------
Safety Law, or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of the Seller, through the Closing Date.

     "Security Interest" means any mortgage, pledge, lien, or other security
      -----------------
interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens
          ----------
for Taxes not yet due and payable, and (c) purchase money liens and liens securing rental payments under capital lease arrangements; provided however that the term "Security Interest" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due..

     "Sublease" means the Commercial Sublease Agreement dated June 1, 1998
      --------
between Fairbank Mortgage Corporation and GDC covering the Leased Facility.

     "Tax" or "Taxes" means any federal, state, local or foreign income, gross
      ---      -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technology" means all inventions, copyrightable works, integrated circuit
      ----------
masks, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, technical data, designs, drawings, specifications, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), documentation, computer software, computer hardware, integrated circuits, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise, which relate to analog and xDSL communication technologies, all to the extent set forth under
Section 2.1(a).

     "Trademarks" means any trademarks, service marks, trade dress, and logos,
      ----------
together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

 2.  Acquisition of Assets by the Buyer.
     ----------------------------------

      2.1 Purchase and Sale of Assets.  The Seller agrees to sell and transfer
          ---------------------------
to the Buyer, and the Buyer agrees to purchase from the Seller at the Closing, subject to and upon the terms and conditions contained herein, free and clear of any Lien or Security Interest, the assets of the Division (except as set forth in Section 2.2), as follows, (collectively, the "Acquired Assets"):
                                                 ---------------

          (a) All Intellectual Property, goodwill associated therewith, licenses and sublicenses granted to and from third parties in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein, as described in Schedule 2.1(a) hereto;
             ---------------

          (b) All equipment and other tangible assets, wherever located, and the associated spare parts, component parts, supplies, maintenance tools, assemblies and accessories, as described in Schedule 2.1(b) (collectively, the
                                            ---------------
"Equipment");

          (c) All licenses (other than Intellectual Property), permits, orders, registrations, certificates, variances, approvals and franchises or any pending applications relating to any of the foregoing, including without limitation all governmental permits, licenses, authorizations, approvals and consents, as described in Schedule 2.1(c) (the "Permits");
             ---------------       -------

          (d) All contracts, instruments, licenses, sublicenses or other agreements listed on Schedule 2.1(d) (the "Contracts");
                     ---------------       ---------

          (e) All of the Seller's rights under all real property lease agreements, equipment leases, and automobile leases, if any as identified in
Schedule 2.1(e) (the "Leases");
---------------

          (f)  All books and records as described in Schedule 2.1(f), including,
                                                     ---------------
without limitation, all customer lists of the Division, provided that to the extent that any such books and records do not relate solely to the Division, the Seller shall provide the Buyer with copies of the relevant portions thereof in its possession upon the Buyer's request. The Seller will retain all books and records of the Division relating to the Acquired Assets and the Assumed Liabilities not located at the Leased Facility for a reasonable period of time following the Closing in accordance with its normal document retention policies and make such books and records available to the Buyer at the Buyer's request;

          (g) All prepaid expenses of the Seller in connection with the Division calculated as of the Closing Date as identified in Schedule 2.1(g) (the
                                                            ---------------
"Prepaid Expenses");
 ----------------

          (h)  Goodwill of the Division related to the Acquired Assets; and

          (i)  The Global License Agreement (as defined in Section 2.7 below).

     2.2  Excluded Assets.  The following are excluded from the definition of
          ---------------
Acquired Assets in Section 2.1 (notwithstanding the rights and assets conveyed by the Seller to the Buyer as part of the Acquired Assets):

          (a) All cash of the Seller on hand, in bank accounts and other investment accounts as of the Closing Date;

          (b) All prepaid Taxes and rights to refunds of Taxes paid by the Seller or its Affiliates;

          (c) All rights throughout the world, all service marks, trademarks tradenames and similar registrations (and applications therefor), all product names, assumed or fictitious names and the logos associated therewith, and such other property and intangible rights, relating to, derived from or incorporating the name or words "General DataComm, Inc.," "General DataComm Industries, Inc." or "GDC," together with the goodwill of the Division in connection with which such service marks, trademarks, tradenames and product names are used;

          (d)  All assets identified in Schedule 2.2(d);
                                        ---------------

          (e) Any assets of the Seller and its Affiliates utilized in providing employee benefits, payroll, administrative, book and record keeping, billing, tax, financial, insurance and other like services to the Division, other than such assets that are tangible and located at the Leased Facility and included as part of the Acquired Assets;

          (f) All designs, technical information, drawings, formulae and processes, procedures, proprietary information and trade secrets owned, used or held for use by the Seller or its Affiliates not expressly included as part of the Acquired Assets;

          (g) All rights under the Contracts or Leases or with respect to any of the Acquired Assets arising or accruing prior to the Closing Date;

          (h) All inventory and accounts receivable of the Seller arising or accruing prior to the Closing Date;

          (i)  The Claim set forth in Schedule 2.2(i);
                                      ---------------

          (j) Seller's "GDC Retained Technology" as defined in the License and Support Agreement; and

          (k)  All assets not specifically contemplated by Section 2.1.

     2.3  Assumption of Liabilities.  On the terms and subject to the conditions
          -------------------------
set forth herein and subject to Section 2.4 hereof, from and after the Closing, the Buyer will assume and satisfy or perform when due only the following Liabilities and obligations of the Seller (the "Assumed Liabilities"):
                                                -------------------

          (a) All obligations and Liabilities of the Seller under the Contracts, the Leases and the Permits which arise or accrue from and after the Closing including either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing;

          (b) All obligations and Liabilities of the Seller with respect to the Acquired Assets and the Continuing Employees which arise or accrue from and after the Closing;

          (c) Any other Liabilities and obligations of the Seller to the extent expressly identified in Schedule 2.3(c);
                        ---------------

          (d) Any Liability of the Buyer for its costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; and

          (e) Any Liability or obligation of the Buyer under this Agreement or incurred in connection with the making or performance of this Agreement

     2.4  Liabilities Not Assumed.  Except as expressly set forth in this
          -----------------------
Agreement, the Buyer will not assume or perform any Liabilities or obligations of the Seller arising or accruing prior to the Closing not specifically contemplated by Section 2.3 hereof nor any of the following Liabilities and obligations:

          (a) Any Liability or obligation of the Seller for Taxes of any Person for any taxable period and any Liability or obligation for Taxes (with respect to the Division or otherwise) attributable to the Acquired Assets for all periods ending on or prior to the Closing Date;

          (b) Any Liability of the Seller (with respect to the Division or otherwise) for the unpaid Taxes of any Person for any period prior to the Closing Date, including Taxes imposed on the Seller as a transferee or successor, by contract or otherwise for periods prior to the Closing;

          (c) Any Liability or obligation of the Seller (with respect to the Division or otherwise) to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee or agent of another entity;

          (d) Any Liability or obligation of the Seller (with respect to the Division relating to the Acquired Assets or otherwise) as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time caused by any action that occurred or condition that existed prior to the Closing Date and in respect of anything done, suffered to be done or omitted to be done by the Seller or any of its directors, officers, employees or agents prior to the Closing Date;

          (e) Any Liability of the Seller for its costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

          (f) Any Liability or obligation of the Seller under this Agreement or incurred in connection with the making or performance of this Agreement;

          (g) Any Liability or obligation of the Seller arising out of any Employee Benefit Plan established or maintained by the Seller for the benefit of past or present employees of any of the Seller, or to which the Seller contributes, or any Liability on the termination of any such plan;

          (h) Except for payment of the Acquisition Bonus, any Liability or obligation of the Seller for making payments or providing benefits of any kind to their employees or former employees for all periods prior to the Closing, including, without limitation,
(A) as a result of the sale of the Acquired Assets or as a result of the termination by the Seller of any employees or decision by the Buyer not to hire any such employee, (B) any obligation to provide former employees (including individuals who become former employees by reason of the consummation of the transactions contemplated by this Agreement) COBRA continuation coverage, (C) any Liability or obligation in respect of medical and other benefits for existing and future retirees and for claims made after Closing in respect of costs and expenses incurred prior to Closing, (D) any Liability or obligation in respect of work-related employee injuries or worker's compensation claims, (E) any Liability or obligation in respect of employee bonuses; and

          (i) All Safety Liabilities and Costs for all periods prior to the Closing.

     2.5  Inability to Obtain Consents and Approvals.  Except as set forth in
          ------------------------------------------
Schedule 2.5,  to the extent that any Contract, Lease, Permit, or other Acquired
------------
Asset to be transferred to the Buyer is not capable of being validly and fully assigned, transferred, conveyed or reissued to the Buyer without consent or approval, and such consents and approvals have not been obtained prior to Closing or do not remain in full force and effect at or immediately after the Closing, no such assignment, transfer, conveyance or reissuance shall be deemed to have occurred until such consent or approval has been obtained, and the Seller shall, after the Closing, use its reasonable commercial efforts to: (i) obtain such consents or approvals, (ii) cooperate in any lawful arrangement designed to provide to the Buyer the benefits of any Contract, Lease, Permit or other Acquired Asset as to which such consent or approval has not been so obtained or does not remain in full force and effect, and (iii) enforce, at the request of the Buyer and at the Buyer's expense, for the benefit of the Buyer, any rights of the Seller under or with respect to any such Contract, Lease, Permit or other Acquired Asset against all other Persons (including termination of the foregoing in accordance with the terms thereof upon the election of the Buyer), provided that the Seller shall not be required to take any action pursuant to this section that could reasonably be expected to result in the Seller incurring liability to a third party. To the extent that the Buyer is provided the benefits pursuant to this Section 2.5 of any such Contract, Lease, Permit or other Acquired Asset, the Buyer shall perform the obligations of the Seller thereunder or in connection therewith with respect to periods following the Closing as if they were Assumed Liabilities.

     2.6  Use of Name.  After the Closing, the Buyer agrees that if any of the
          -----------
Acquired Assets of the Seller, including, without limitation, any promotional materials or printed forms, bear the General DataComm, Inc., General DataComm Industries, Inc. or GDC name or letters, the Buyer shall, prior to the use of such assets, delete or cover the General DataComm, Inc., General DataComm Industries, Inc. or GDC name or letters and clearly indicate that the Division is no longer affiliated with GDC or any Affiliate thereof, except that it may, for a period of ninety (90) days after the Closing Date, use the remaining catalogs, forms, stationery, brochures and similar materials (the items described above in this Section 2.6 are referred to collectively as "Supplies")
                                                                     --------
which contain the General DataComm, Inc., General DataComm Industries, Inc. or GDC name or letters, provided such Supplies are (a) used only in connection with the Acquired Assets and (b) conspicuously marked with the company name of the Buyer and clearly indicate that the Buyer is not an Affiliate of General DataComm, Inc., General DataComm Industries, Inc. or GDC's affiliates.

     2.7  Global Patent License Agreement.  At or immediately prior to the
          -------------------------------
Closing, the Seller and the Licensee agree to enter into a Patent License Agreement in the form attached hereto as Exhibit A (the "Global License
                                         ---------
Agreement"), for the consideration as set forth in Section 2.8 below.

     2.8  Purchase Price.  At the Closing, the Buyer and the Licensee agree to
          --------------
pay an aggregate of Sixteen Million Three Hundred Twelve Thousand Five Hundred Ninety-Three Dollars ($16,312,593.00) (the "Purchase Price") to the following
                                            --------------
parties in the following manner:

          (a) One Million Dollars ($1,000,000.00) to Greater Bay Trust Company, Palo Alto, California, as escrow agent (the "Escrow Agent"), to be held,
                                             ------------
administered and released in accordance with the terms of an Escrow Agreement to be executed by the Seller, the Buyer and Escrow Agent at the Closing in the form of Exhibit B which will be used to satisfy indemnification claims of the Buyer
   ---------
pursuant to Section 8 hereof; and

          (b) Two Million Five Hundred Thousand Dollars ($2,500,000) to the Escrow Agent for the Continuing Employees (assuming not less than all entitled employees of the Division become Continuing Employees, as defined in Section 5.1 below) (the " Acquisition Bonus Escrow Agent"), to be held, administered and
              ------------------------------
released in accordance with the terms of an escrow agreement to be executed by the Seller, the Buyer and Acquisition Bonus Escrow Agent at the Closing in the form of Exhibit C ("Bonus Pool Disbursement Agreement") which will be used for
        ---------   ---------------------------------
payment to Continuing Employees as an Acquisition Bonus in accordance with the terms of the Acquisition Bonus Disbursement Agreement, and the Acquisition Bonus Agreement and the Employment Agreements in substantially the form attached as Exhibits D and E, respectively and to the extent not paid to said Continuing
----------------
Employees thereunder, shall be paid to the Seller;

          (c) Twelve Million Eight Hundred Twelve Thousand Five Hundred Ninety-Three Dollars ($12,812,593.00) to the Seller in cash payable by wire transfer upon such wire instructions delivered by the Seller at the Closing.

Of the total amount of the Purchase Price, Eight Million One Hundred Fifty-Six Thousand Two Hundred Ninety-Six and Fifty Cents ($8,156,296.50) shall be paid to the Seller by each of the Buyer and the Licensee in connection with the purchase of the Acquired Assets. The parties agree that all license fees previously paid by the Buyer to the Seller in accordance with the June License Agreement shall be retained by the Seller without recourse by the Buyer, and shall not be considered part of the Purchase Price, notwithstanding anything to the contrary set forth in the June License Agreement.

     2.9  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Wilson Sonsini
                -------
Goodrich & Rosati, in Palo Alto, California, concurrent with the execution of this Agreement and the collateral documents identified in Section 2.10 below (the "Closing Date"). The Closing shall be deemed to have occurred upon the
      ------------
Closing Date, subject only to the receipt by the parties of the HSR Approval (as defined in Section 3.3 below). Pending such receipt, the parties agree to place all documents relevant to the Closing (as defined Section 2.10) and the Purchase Price in escrow for distribution in accordance with terms as mutually agreed.

     2.10 Deliveries at the Closing.  At the Closing, the parties will deliver
          -------------------------
those agreements, certificates, opinions, instruments and documents required to complete the transactions contemplated by this Agreement as are identified in Exhibit F attached hereto and any other documents that the parties to this
---------
Agreement and their respective counsel believe are reasonably necessary or appropriate (collectively, the "Closing Documents").

          Following such delivery and promptly upon receipt of the HSR Approval, the Seller will take all action as may be necessary to put the Buyer in possession and operating control of the Acquired Assets.

          At any time and from time to time after the Closing, at the request of the Buyer and without further consideration, the Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Buyer may reasonably determine is necessary to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to or interest in the Acquired Assets, and promptly upon receipt of the HSR Approval, to put the Buyer in actual possession and operating control thereof and to assist the Buyer in exercising all rights with respect thereto except as otherwise expressly provided in the Agreement.

          At any time and from time to time after the Closing, at the request of the Seller and without further consideration, the Buyer will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Seller may reasonably determine is necessary to effectuate the purpose and intent of this Agreement, and promptly upon receipt of the HSR Approval, to enable the Seller to exercise all rights of the Seller in accordance with the terms of this Agreement.

     2.11 Allocation of Purchase Price.  The Parties agree that the allocation
          ----------------------------
of the Purchase Price for the Acquired Assets shall be as determined by the Buyer within 30 days after the Closing, except the allocation for fixed assets shall be fixed at the Seller's book value therefor.

     2.12 License and Support Agreement.  The parties shall enter into the
          -----------------------------
License and Support Agreement substantially in the form attached as Exhibit G.
                                                                    ---------

3.   Representations and Warranties of the Seller.
     --------------------------------------------

     The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Letter accompanying this Agreement and initialed by the Parties (the "Disclosure Letter"). The
                                             -----------------
Disclosure Letter will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     3.1  Organization of the Seller. The Seller is a corporation duly
          --------------------------
organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation.

     3.2  Authorization of Transaction.  The Seller has the power and authority
          ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and any other agreements related to the transactions contemplated by this Agreement and to perform its obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of the Seller to authorize and permit the execution and delivery by it of this Agreement and the instruments required to be executed and delivered by it pursuant hereto, the performance by the Seller of its obligations hereunder, and the consummation by the Seller of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms and conditions.

     3.3  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, any other agreements related to the transactions contemplated by this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, Lien, Security Interest or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of their assets) except where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Security Interest would not have a material adverse effect on the Acquired Assets or the Assumed Liabilities or on the ability of the Seller to consummate the transactions contemplated by this Agreement. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except for the pre-merger notification requirements (the "HSR
                                                                   ---
Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
--------
amended (the "HSR Act").
              -------

     3.4  Brokers' Fees.  The Seller has no Liability to pay any fees or
          -------------
commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     3.5  Title to Assets.  The Seller has good and valid title to, or a valid
          ---------------
and subsisting leasehold interest in, and the power to sell the Acquired Assets being sold by it, free and clear of all Liens and Security Interests and the Acquired Assets are assignable and transferable to the Buyer. Section 3.5 of the Disclosure Letter sets forth a true and complete list of all Liens and Security Interests related to the Acquired Assets the release of which by a third party is required to satisfy the requirements of this Agreement.

     3.6  Financial Statements.  Attached hereto as Exhibit H are (i) an
          --------------------                      ---------
unaudited statement of Assets of the type that would be Acquired Assets as of September 30, 1998 (the "Asset Statement"); and (ii) the related unaudited
                         ---------------
statement of operating profit for the twelve-month period ended September 30, 1998 reflecting revenue from the Division and associated expenses (the "Income
                                                                        ------
Statement" and collectively with the Asset Statement, the "Financial
---------                                                  ---------
Statements").  The

Financial Statements have been prepared in all material respects in accordance with the books and records of the Division. The Asset Statement fairly presents in all material respects the assets of the Division of the type that would be Acquired Assets as at the date indicated, and the Income Statement fairly presents in all material respects the results of operations of the Division for the period indicated. No representation or warranty, express or implied, is made in this Agreement as to the prospects or future success of the Division.

     3.7  Indebtedness; Guarantees.  The Seller does not have any indebtedness
          ------------------------
for money borrowed or for the deferred purchase price of property or services, capital lease obligations, conditional sale or other title retention agreements relating to the Acquired Assets or the Assumed Liabilities. The Seller is not a guarantor of or otherwise liable for any Liability or obligation of any other Person for any matter which relates to or affects the Acquired Assets or the Assumed Liabilities.

     3.8  Legal and Other Compliance.  The Seller is in compliance with all
          --------------------------
applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) where any failure of compliance would materially and adversely affect any of the Acquired Assets or the Assumed Liabilities and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Seller alleging any failure so to comply.

     3.9  Taxes.  No unresolved claim has ever been made by an authority in a
          -----
jurisdiction where the Seller does not file Tax Returns and in which any of the Acquired Assets are subject that any Acquired Asset may be subject to taxation by that jurisdiction. There are no Security Interests relating to the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax. There is no dispute or claim concerning any Tax Liability relating to any Acquired Asset either (A) claimed or raised by any authority in writing or (B) as to which the Seller has Knowledge based upon contact with any agent of such authority. The Seller has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Seller is not a party to any Tax allocation or sharing agreement that would affect any Acquired Asset or Assumed Liability.

     3.10 Real Property.   The Sublease is legal, valid, binding, enforceable,
          -------------
and in full force and effect. The Seller is not in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Seller so as to permit termination, modification, or acceleration thereunder.

     3.11 Environmental Matters.
          ---------------------

          (a) The Seller has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Chemical Substance or Extremely Hazardous Substance in the Leased Facility in violation of any applicable statute, rule, regulation, order or law.

          (b) No Environmental Permits are required to be obtained by the Seller under any Environmental Laws applicable to the Leased Facility. To the Knowledge of the Seller, the Seller is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws applicable to the Leased Facility or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. The Seller has not received any notice or is aware of any past or present condition or practice of the businesses conducted by the Seller in the Leased Facility which forms or could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against the Acquired Assets, arising out of the manufacture, processing, distribution, use, treatment, storage, transport, or handling, or the Release or threatened Release into the Environment, of any Chemical Substance or Extremely Hazardous Substance by the Seller.

     3.12 Property, Plant and Equipment.  The Seller makes no representations
          -----------------------------
and warranties regarding the operating or other condition of the Equipment, which is being transferred to the Buyer "as is."

     3.13 Intellectual Property.  The Seller is not making any representations
          ---------------------
or warranties to the Buyer in this Agreement or otherwise as to the validity of the Patents or as to the non-infringement by the Seller's Intellectual Property of any patent rights or other intellectual property of any third party, except as set forth in this Section 3.13.

          (a) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property.

          (b) To the knowledge of the Seller, none of the Intellectual Property has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties. To the knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property.

          (c) Section 3.13(c) of the Disclosure Letter identifies each patent or registration which has been issued to or acquired by the Seller with respect to any of the Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each current license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. All licenses, agreements, and other permissions granted by the Seller with respect to the Intellectual Property are assignable to the Buyer. Section 3.13(c) of the Disclosure Letter also identifies each trade name or unregistered trademark used by the Division in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 3.13(c) of the Disclosure Letter:

               (i) the Seller owns or has the right to use the item, free and clear of any Lien, Security Interest, license, or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) to the knowledge of the Seller, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened against the Seller which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) the Seller has not and has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item and which would constitute an Assumed Liability.

          (d) Section 3.13(d) of the Disclosure Letter identifies each item of Intellectual Property that any third party licenses to the Division or to the Seller and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions, as amended to date. With respect to each item of Intellectual Property required to be identified in Section 3.13(d) of the Disclosure Letter:

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the license, sublicense, agreement, or permission is assignable by the Seller to the Buyer;

               (iii) the Seller is not in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default by the Seller so as to permit termination, modification, or acceleration thereunder of any license, sublicense, agreement, or permission;

               (iv) the Seller has not repudiated any provision of any license, sublicense, agreement or permission;

               (v) to the knowledge of the Seller, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (vi) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e) Solely for the purpose of this Section 3.13, "the knowledge of the Seller" shall mean and be confined to the actual knowledge of any officer of the Seller, William Conway and Emil Ghelberg, and outside patent counsel, based solely upon any written notice from any third party received within two years prior to the Closing Date.

          (f)  International Telecommunications Union. The Patents identified in
               --------------------------------------
Section 3.13(f) of the Disclosure Letter are the only patents which are owned by the Seller that relate to the V-34 or V-90 transmission standards. To the Knowledge of the Seller, utilization of the inventions disclosed in the claims of the Patents identified in Section 3.13(f) of the Disclosure Letter is essential for compliance with standards promulgated by the International Telecommunications Union. Section 3.13(f) of the Disclosure Letter identifies each such Patent by patent number and identifies the specific standard for which each such Patent is essential.

     3.14 Tangible Assets.  The Seller makes no representations and warranties
          ---------------
regarding the machinery, equipment, and other tangible assets necessary for the conduct of the Division's business as presently conducted and presently proposed to be conducted, which are being transferred to the Buyer "as is."

     3.15 Contracts.  With respect to each Contract included as part of the
          ---------
Acquired Assets, (A) the Contract is legal, valid, binding, enforceable, and in full force and effect, and is assignable by the Seller to the Buyer; (B) the Seller is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Seller so as to permit termination, modification, or acceleration, under the Contract; and (C) the Seller has not repudiated any provision of the Contract.

     3.16 Litigation.  Section 3.16 of the Disclosure Letter sets forth each
          ----------
instance in which (i) the Seller or any Acquired Asset is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) the Seller is a party or is threatened (based on written notice) to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, which will have a material adverse effect on any Acquired Asset or Assumed Liability.

     3.17 Consents.  Section 3.17 of the Disclosure Letter sets forth a true,
          --------
correct and complete list of the consents or approvals which are required for the acquisition of the Acquired Assets, and the assumption of the Assumed Liabilities.

4.   Representations and Warranties of the Buyer and the Licensee.
     ------------------------------------------------------------

     The Buyer and the Licensee represent and warrant to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

     4.1  Organization of the Buyer.  The Buyer is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     4.2  Authority for Agreement.  Each of the Buyer and the Licensee has full
          -----------------------
power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of the Buyer and the Licensee to authorize and permit the execution and delivery by each of them of this Agreement and the instruments required to be executed and delivered by each of them pursuant hereto, the performance by each of the Buyer and the Licensee of its obligations hereunder, and the consummation by the Buyer and the Licensee of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer and the Licensee and constitutes the legal, valid and binding obligation of the Buyer and the Licensee, enforceable against them in accordance with its terms and conditions.

     4.3  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement or any agreement related to the transactions contemplated by this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer or the Licensee is subject or any provision of the charter or bylaws of either or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer or the Licensee is a party or by which it is bound or to which any of its assets is subject, except where such violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have an adverse effect on the ability of the Buyer or the Licensee to consummate the transactions contemplated by this Agreement. Neither of the Buyer nor the Licensee needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except for the pre-merger notification requirements of the HSR Act.

     4.4  Brokers' Fees.  Neither of the Buyer nor the Licensee has any
          -------------
Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

5.   Covenants of the Parties.
     ------------------------

     5.1  Employee Matters.
          ----------------

          (a) Schedule 5.1(a) lists the employees of the Seller who are employed by the Division and who have agreed with the Buyer to accept "at will" employment after the Closing (the "Continuing Employees") and those Continuing
                                   --------------------
Employees who are key to the Buyer's operations (the "Key Employees").  Each
                                                      -------------
Continuing Employee has agreed to release the Seller from any liability to pay the Acquisition Bonus, as defined in each Continuing Employee's employment agreement with GDC. For all Continuing Employees, the Seller agrees to (i) terminate the employment with the Seller immediately prior to Closing and to pay any and all Liabilities (other than the Acquisition Bonus) as relating to such termination, including, without limitation any payments and benefits due such Continuing Employees pursuant to accrued salary and wages, pension, retirement, savings, health, welfare and other benefits and similar payments of the Continuing Employees and (ii) provide to each Continuing Employee any notice (which notice shall be reasonably acceptable to the Buyer) required under any law or regulations in respect of such termination including, without limitation COBRA.

          (b) Prior to the Closing, each of the Key Employees has entered into an employment offer letter, in substantially the form attached as Exhibit E, and
                                                                  ---------
a non-competition agreement in the form attached as Exhibit I.
                                                    ---------

     5.2  Consolidated Financial Statements.  The Seller shall provide the Buyer
          ---------------------------------
sufficient financial information concerning the Division to enable the Buyer to prepare consolidated financial statements which satisfy the requirements (if applicable) relating to the acquisition of a "significant subsidiary" in accordance with the requirements of Regulation S-X.

     5.3  Regulatory Filings; Reasonable Efforts.  The Buyer and the Seller have
          --------------------------------------
each filed with the United States Federal Trade Commission (the "FTC") and the
                                                                 ---
Antitrust Division of the United States Department of Justice ("DOJ")
                                                                ---
Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Buyer and the Seller each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

     5.4  Access to Records after Closing.  For a period of three years after
          -------------------------------
the Closing Date, the Seller and its representatives on one hand and the Buyer and its representatives on the other shall have reasonable access to any books, records, documents, files and correspondence to the extent that such access may reasonably be required in connection with matters relating to or affected by the operation of the Division, in the case of the Seller prior to the Closing Date, and in the case of the Buyer after the Closing Date. Such access shall be afforded upon receipt of reasonable advance notice, during normal business hours and at the expense of the party seeking access.

     5.5  Transfer Taxes.  The Seller and the Buyer shall promptly pay in equal
          --------------
amounts any sales and use Taxes on the transfer of the Acquired Assets hereunder.

     5.6  Covenant Not to Compete and Solicitation of Employees.  For a period
          -----------------------------------------------------
of two years from and after the Closing Date ("Non-Competition Period"), each
                                               ----------------------
party shall not directly or indirectly, without the prior written consent of the other party, engage anywhere in the Restricted Territory, or have any ownership interest in (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act or the Exchange
Act), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business (other than the other party) that engages or participates in a "PC-Tel Competing Business Purpose" with respect to the Seller or a "GDC Competing Business Purpose" with respect to the Buyer or Licensee. Notwithstanding the foregoing, in the event either the Buyer or the Seller is acquired by a third party which is engaged in the Competing Business Purpose of the other party, the foregoing restrictions under this
Section 5.6 shall terminate. The term "PC-Tel Competing Business Purpose" shall consist of (i) design, technology and patent licensing of analog, cable, ADSL, or VDSL modems, and (ii) designing, manufacturing, marketing, and selling chipsets and/or software for analog, cable, ADSL and VDSL modems and the term "GDC Competing Business

Purpose" shall consist of designing, manufacturing, marketing, selling or servicing data, voice or video communications systems products such as (but not limited to) ATM switches, time division multiplexers, access products and network management software. Systems products are sold in the form of stand-alone and rack-mounted products, as well as individual printed circuit boards. The GDC Competing Business Purpose shall not include products that are sold as chipsets or stand-alone software, except as spare parts to such system products or as embedded software or firmware. Also, GDC Competing Business Purpose shall not include design, technology or patent licensing of analog, cable, ADSL, or VDSL modems. Notwithstanding the foregoing, in the event either of the Buyer or the Seller is acquired by a third party (whether by way of merger, reorganization, sale of assets or transfer of more than 50% of outstanding voting securities) which is engaged in the PC-Tel Competing Business Purpose (in the case of an acquisition of the Seller) or in the GDC Competing Business Purpose (in the case of an acquisition of the Buyer), the foregoing non-competition covenant of the Seller (in the case of the acquisition of the Seller) and of the Buyer (in the case of the acquisition of the Buyer) shall terminate upon the completion of such acquisition. The term "Restricted Territory" shall mean each and every country, province, state, city or other political subdivision of the world. During the Non-Competition Period, none of the parties shall, directly or indirectly, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging any employee of any other party to terminate his or her employment with such party.

     5.7  Bulk Sales Laws.  The parties agree, subject to the requirements of
          ---------------
Section 6.2(a) below, that the Seller shall not be required to comply with the requirements of any applicable bulk sales laws.

     5.8  Post-Closing Operating Adjustments.  Within not more than ninety (90)
          ----------------------------------
days following the receipt of the HSR Approval, each of the Seller and the Buyer shall agree upon the operating expenses (including corporate overhead but not in excess of the monthly average therefor based on the last five months) and incomes (both actual and accrued) which result to the Seller during the period of time from the Closing Date through and including the foregoing adjustments after the date of the HSR Approval, and an appropriate payment in the net amount of such expenses and incomes shall be paid to the appropriate party. The intent of such payment shall be to ensure that the economic effect of the transactions contemplated by this Agreement shall be fully taken into account as if actual control of the Acquired Assets and the Assumed Liabilities by the Buyer, and the employment by the Buyer of the Continuing Employees, had occurred at the Closing Date.

     5.9  Collection of Accounts Receivable.  For a period of not to exceed one
          ---------------------------------
hundred twenty (120) days after the Closing Date, the Buyer agrees, at Seller's request, to use its commercially reasonable efforts to cooperate with and assist the Seller in the collection of any accounts receivable which arise under Contracts with respect to periods prior to the Closing Date. Any amounts so collected by the Buyer at any time shall be held in trust by the Buyer and promptly remitted to the Seller upon receipt. The Seller agrees to reimburse the Buyer for any reasonable out-of-pocket expenses which the Buyer may incur in connection with its collection efforts hereunder. All payments which are payable under the June License Agreement for periods prior to the Closing are the property of and shall be paid to the Seller.

     5.10 Litigation Support.  In the event and for so long as the Seller is
          ------------------
prosecuting, contesting or defending any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, status, condition, activity, occurrence, event, failure to act or transaction with respect to the Acquired Assets or Liabilities on or prior to the Closing Date, the Buyer agrees to (i) cooperate on a reasonable basis with the Seller and its counsel and make available information in its possession relevant thereto and (ii) make available its employees on a reasonable basis, as necessary, to provide testimony, to be deposed, to act as witnesses and to assist counsel, all during normal business hours without undue interference with the Buyer's business and with the responsibilities of such employees. In connection with Buyer's performance of its obligations under this paragraph, the Seller shall pay to Buyer (x) out-of-pocket expenses incurred by the Buyer and
(y) $750.00 per day for each employee who is required to perform litigation support in excess of 15 days.

     5.11 License and Support Agreement.  The Seller and the Buyer agree to the
          -----------------------------
terms of the License and Support Agreement, including but not limited to the provisions of Section 6 thereof. The parties agree that the terms and provisions of the License and Support Agreement shall be construed separate and apart from the terms of this Agreement, and neither this Agreement nor the License and Support Agreement shall be limited by, or affect, the respective provisions of either agreement.

     5.12 401(k) Plan.  At the Buyer's election and with the consent of any
          -----------
affected Continuing Employee, as soon as administratively practicable after the Closing, the Seller shall take any actions necessary or appropriate under the Seller's 401(k) plan to permit a transfer of the account balances which are attributable to the Continuing Employees, from the Seller's 401(k) plan to the 401(k) plan of the Buyer. If such an election is made by the Buyer, then the Buyer may determine, with the consent of any affected Continuing Employee, whether such account balances shall be transferred to the Buyer's 401(k) plan in the aggregate or at the election of each Continuing Employee.

6.   Survival of Representations and Warranties; Indemnification.
     -----------------------------------------------------------

     6.1  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of the Seller, the Buyer and the Licensee contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on June 30, 1999.

     6.2  Indemnification by the Seller.
          -----------------------------

          (a)  Indemnification by the Seller.  The Seller shall indemnify and
               -----------------------------
hold the Buyer, and its officers, directors, agents and Affiliates, harmless against and in respect of all claims, losses, Liabilities, Liens, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually, a "Loss" and
                                                                    ----
collectively, "Losses") incurred by the Buyer, or its officers, directors,
               ------
agents, or Affiliates, directly or indirectly, as a result of (i) any inaccuracy or breach of a representation or warranty of the Seller contained in this Agreement or in any instrument or certificate executed and delivered by the Seller to the Buyer (or any Affiliate or subsidiary of the Buyer) in connection with the transactions contemplated by this Agreement, or (ii) any failure by the Seller to perform or comply with any covenant contained in this

Agreement, or (iii) any Liability of the Seller that is not an Assumed Liability hereunder and is not in excess of the amounts (where identified) of the Assumed Liabilities set forth in Schedule 2.3(c), or (iv) any Liability resulting from
                         ---------------
failure of the Seller to comply with any applicable bulk sales laws; (provided, however, that the Seller shall have no obligation to indemnify the Buyer for any Environmental Liabilities and Costs except to the extent any Environmental Liabilities and Costs result from a breach of Section 3.11).

          (b)  Limitation on Liability.  Notwithstanding the foregoing, the
               -----------------------
Seller shall not be obligated to indemnify the Buyer, or any of its officers, directors, agents and Affiliates, pursuant to this Section 6.2(b) unless and until the amount of all Losses incurred by the Buyer, and its officers, directors, agents and Affiliates taken as a group, exceeds Two Hundred Twenty-Five Thousand Dollars ($225,000) in the aggregate, in which event the Seller shall indemnify, pursuant to this Section 6.2(b), the Buyer, and its officers, directors and agents and Affiliates, for all Losses incurred by them in the aggregate from the first dollar of Losses. Except for any willful or fraudulent breach of the representations, warranties or covenants contained herein, the parties agree that the Buyer's sole and exclusive recourse against the Seller for any Loss or claim of Loss arising out of or relating to this Agreement shall not exceed $1,000,000 (and any accrued interest) and shall be expressly limited to the indemnification provisions of this Section 6.

          (c)  Escrow Fund.  At the Closing Date, the Buyer, the Seller, and the
               -----------
Escrow Agent shall execute the Escrow Agreement, and the Buyer shall deposit with the Escrow Agent in an interest-bearing account (or with the Closing Escrow Agent for disbursement to the Escrow Agent following the date of receipt of the HSR Approval) as partial payment of the Purchase Price hereunder, the sum of $1,000,000 (the "Escrow Cash") to be held in the Escrow Fund and administered in
                 -----------
accordance with the Escrow Agreement attached as Exhibit B.  The Escrow Fund, as
                                                 ---------
such term is used herein, shall include the Escrow Cash deposited pursuant to this Section 6 and any interest thereon, less any payments or distributions made pursuant to the Escrow Agreement. All amounts included within the Escrow Fund shall be deemed the property of the Seller unless distributed to the Buyer in accordance with the provisions of the Escrow Agreement. The Escrow Agent shall administer the Escrow Fund, as it may exist from time to time, on behalf of the Buyer and the Seller, for the purposes of securing the Seller's indemnity obligations under Section 6 hereof.

               (i)  Termination of Escrow Fund. Subject to the resolution of
                    --------------------------
pending claims prior to the expiration of the Escrow Fund, the Escrow Fund shall remain in existence during the period of time (the "Escrow Period") between the
                                                    -------------
Closing Date and 5:00 p.m., Pacific Standard Time, on June 30, 1999 (the "Escrow
                                                                          ------
Release Date").
------------

               (ii) Protection of Escrow Fund.  The Escrow Agent shall hold and
                    -------------------------
safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (iii)  Claims Upon Escrow Fund.
                      -----------------------

                      (A) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of the Buyer (an "Officer's Certificate") stating that the Buyer has paid or
                  ---------------------
properly accrued or reasonably anticipates that it will have to pay Losses pursuant to Claims made during the Escrow Period in an aggregate stated amount to which the Buyer is entitled to indemnity pursuant to this Agreement, and specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall deliver to the Buyer out of the Escrow Fund, as promptly as practicable, an amount equal to such Losses as indemnity out of the Escrow Fund; provided, however, that with respect to Losses the Buyer reasonably anticipates it will have to pay, pursuant to Claims made during the Escrow Period, Escrow Cash shall not be delivered to the Buyer by the Escrow Agent until such time as the Buyer actually must pay such Losses.

                      (B) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Seller by the Buyer and for a period of thirty (30) days after delivery of the Officer's Certificate to the Escrow Agent, the Escrow Agent shall make no delivery of the cash from the Escrow Fund pursuant to this Section 6(c) unless the Escrow Agent shall have received written authorization from the Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall, without further notice or authorization of any kind, make delivery of the amount of Losses from the Escrow Fund in accordance with Section 5(a) above, provided that no such payment or delivery shall be made if the Seller delivers written notice to the Escrow Agent and to the Buyer prior to the expiration of such thirty (30) day period that the Seller disputes in good faith the Claim set forth in the Officer's Certificate, with the basis for such dispute set forth in reasonable detail.

               (iv)   Resolution of Conflicts; Arbitration.
                      ------------------------------------

                      (A) In case the Seller shall object in writing to any claim made in any Officer's Certificate as described in Section 6.2(c)(iii) ("Claim"), the Buyer shall have thirty (30) days to respond in a written
  -----
statement to the Seller and the Escrow Agent. If after such thirty (30) day period there remains a dispute as to any Claim, the Seller and the Buyer shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claim. If the Seller and the Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to conclusively rely on any such memorandum and shall make the distributions from the Escrow Fund as promptly as practicable only in accordance with the terms thereof or of the Escrow Agreement.

                      (B) If no such agreement can be reached, either the Buyer or the Seller may, by written notice to the other, demand arbitration of the matter in accordance with Section 7.3 of this Agreement, unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. The decision of the arbitrators as to the validity and amount of any Claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Escrow Agreement, and, notwithstanding anything in Section 6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

          (d)  Third Party Claims.
               ------------------

               (i) If any third party shall notify any of the parties or its Affiliates with respect to any matter (hereinafter referred to as a "Third Party
                                                                     -----------
Claim"), which may result in Losses, then the party receiving the notice (the
-----
"Indemnitee") shall give notice to the other party (the "Indemnitor") as
 ----------                                              ----------
promptly as practical and in any event within not more than twenty (20) days of the Indemnitee's becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third Party Claim as is reasonably available to the Indemnitee; provided, however, that no delay or failure on the part of the
                --------  -------
Indemnitee in notifying the Indemnitor shall relieve the Indemnitor from any obligation hereunder unless the Indemnitor is thereby materially prejudiced (and then solely to the extent of such prejudice).

               (ii) In case any Third Party Claim is asserted against the Indemnitee or its Affiliates, and the Indemnitee notifies the Indemnitor thereof pursuant to Section 6(d)(i) above, the Indemnitor will be entitled, if it so elects by written notice delivered to the Indemnitee within ten (10) days after receiving the Indemnitee's notice, to assume the defense thereof, at the expense of the Indemnitor, so long as:

                    (A) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

                    (B) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee which could have a material adverse effect on the business or operations of the Indemnitee; and

                    (C) counsel selected by the Indemnitor is reasonably acceptable to the Indemnitee.

If the Indemnitor so assumes any such defense, it shall conduct the defense of the Third Party Claim actively and diligently. The Indemnitor shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of the Indemnitee; provided, however, that if such compromise, settlement or consent involves the payment of cash only and the Indemnitee does not so consent, the Indemnitor's liability with respect to any such Claim shall be limited to the amount of the proposed compromise, settlement or consent. If the Indemnitor is not entitled to assume the defense of the Third Party Claim, counsel may nevertheless be selected by the Indemnitor, at its expense, subject to the approval of the Indemnitee, which shall not be unreasonably withheld.

               (iii) In the event that the Indemnitor assumes the defense of the Third Party Claim in accordance with Section 6.2(d)(ii) above, the Indemnitee or its Affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee (and will permit the Indemnitor to control such defense) unless the Indemnitee or its Affiliates shall reasonably determine that there is a conflict of interest between or among the Indemnitee or its Affiliates and the Indemnitor with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Indemnitor. The Indemnitee or its Affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor. The Indemnitee will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by the Indemnitor and material to the claim and will make available all officers, directors and employees reasonably requested by the Indemnitor for investigation, depositions and trial.

               (iv) In the event that the Indemnitor fails or elects not to assume the defense of the Indemnitee or its Affiliates against such Third Party Claim, which the Indemnitor had the right to assume under Section 6.2(d)(ii) above, the Indemnitee or its Affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and the Indemnitee or its Affiliates need not consult with, or obtain any consent from, the Indemnitor in connection therewith); provided, however, that except with the
                                         --------  -------
written consent of the Indemnitor, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim. In each case, the Indemnitee or its Affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnitor will cooperate with the Indemnitee or its Affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by the Indemnitee and material to the claim and will make available all individuals reasonably requested by the Indemnitee for investigation, depositions and trial.

     6.3  Indemnification by the Buyer.
          ----------------------------

          (a)  Indemnification by the Buyer.  The Buyer shall indemnify and hold
               ----------------------------
the Seller, and its officers, directors, agents and Affiliates, harmless against and in respect of all claims, losses, Liabilities, Liens, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually, a "Loss" and collectively,
                                                        ----
"Losses") incurred by the Seller, or its officers, directors, agents or
 ------
Affiliates, directly or indirectly, as a result of (i) any inaccuracy or breach of a representation or warranty of the Buyer contained in this Agreement or in any instrument or certificate executed and delivered by the Buyer to the Seller (or any Affiliate or subsidiary of the Seller) in connection with the transactions contemplated by this Agreement, or (ii) any failure by the Buyer to perform or comply with any covenant contained in this Agreement, or (iii) any Assumed Liability.

          (b)  Limitation on Liability. Notwithstanding the foregoing, the Buyer
               -----------------------
shall not be obligated to indemnify the Seller, or any of its officers, directors, agents and Affiliates, pursuant to this Section 6.3(b) unless and until the amount of all Losses incurred by the Seller, and its officers, directors, agents and Affiliates taken as a group, exceeds Two Hundred Twenty-Five Thousand Dollars ($225,000) in the aggregate, in which event the Buyer shall indemnify, pursuant to this Section 6.3(b), the Seller, and its officers, directors, agents and Affiliates, for all Losses incurred by them in the aggregate from the first dollar of Losses. Except for any willful or fraudulent breach of the representations, warranties or covenants contained herein, the parties agree that the Seller's sole and exclusive recourse against the Buyer for any Loss or claim of Loss arising out of or relating to this Agreement shall not exceed $1,000,000 and shall be expressly limited to the indemnification provisions of this Section 6.

7.   Miscellaneous.
     -------------

     7.1  Press Releases and Public Announcements.  The parties shall issue a
          ---------------------------------------
mutually acceptable press release regarding the subject matter of this Agreement. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other party; provided, however, that the Seller may make any public disclosure it believes in good faith that it is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Seller will advise the Buyer prior to making the disclosure).

     7.2  No Third Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

     7.3  Arbitration.  All disputes or controversies (whether of law or fact)
          -----------
of any nature whatsoever arising from or relating to this Agreement and the transactions contemplated hereby shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association. The arbitrators shall be selected as follows: The Buyer and the Seller shall, within thirty (30) days of the date of demand by either party for arbitration, each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator within thirty (30) days after their appointment as party arbitrators. Each such party reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization. In the event objection is made, the American Arbitration Association (the "Association") shall resolve any dispute
                                       -----------
regarding the propriety of an individual arbitrator acting in that capacity.
The Parties shall each bear the expenses of the arbitrator chosen by it, and shall bear one-half the expenses of the independent arbitrator. Hearings in the proceeding shall commence within one hundred twenty (120) days of the selection of the neutral arbitrator. Arbitration shall take place in Chicago, Illinois. At the request of either such party, arbitration proceedings will be conducted confidentially; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in confidence under seal, available for the inspection only by the Association, the Seller and the Buyer and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence. The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable and legal nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or award rendered by the arbitrators may be entered as a final and binding judgment in any court having jurisdiction thereof.

The decision of the arbitrator shall be in writing, set forth the basis for the decision and cannot amend or exceed the terms of this Agreement. Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

     7.4  Entire Agreement.  This Agreement (including the Confidentiality
          ----------------
Agreement between the parties dated as of September 3, 1998, documents referred to herein and attached hereto) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     7.5  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, which approval will not unreasonably be withheld. Notwithstanding the foregoing, this Agreement may be assigned without approval in connection with the acquisition (whether by way of merger, reorganization, sale of assets or transfer of more than 50% of outstanding voting securities) by a third party of the Buyer or the Seller.

     7.6  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     7.7  Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.8  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) when sent by overnight delivery and (iii) when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to the Seller:     General DataComm, Inc.
     ----------------      1579 Straits Turnpike
                           Middlebury, CT 06762
                           Tel: (203) 574-1118
                           Fax: (203) 758-8507
                           Attention: Chief Financial Officer

     Copy to:              Weisman Celler Spett & Modlin, P.C.
     -------               445 Park Avenue
                           New York, NY 10022
                           Tel: (212) 371-5400
                           Fax: (212) 371-5407
                           Attention: Howard S. Modlin, Esq.

     If to the Buyer:      PC-Tel, Inc.
     ---------------       70 Rio Robles
                           San Jose, CA 95134
                           Tel: (408) 965-2100
                           Fax: (408) 383-0455
                           Attention: Chief Financial Officer

     Copy to:              Wilson Sonsini Goodrich & Rosati
     -------               650 Page Mill Road
                           Palo Alto, CA 94304
                           Tel: (650) 493-9300
                           Fax: (650) 493-6811
                           Attention:  Douglas H. Collom, Esq.

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     7.9  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     7.10 Amendments and Waivers.  No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.11 Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     7.12 Expenses.  Whether or not the transactions contemplated hereby are
          --------
consummated, all fees and expenses, including any legal, accounting, investment banking and other professional services, costs and expenses, incurred in connection with the negotiation and/or effectuation of the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

     7.13 Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
          ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     7.14 Specific Performance.  Each of the parties acknowledges and agrees
          --------------------
that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

The "Buyer"                         PC-TEL, INC.

                                    By:     /s/ Peter Chen
                                       -----------------------------------------
                                    Title:  President & CEO
                                          --------------------------------------


The "Licensee"                      PC-TEL GLOBAL LTD.

                                    By:     /s/ Peter Chen
                                       -----------------------------------------
                                    Title:  President & CEO
                                          --------------------------------------


The "Seller"                        GENERAL DATACOMM, INC.

                                    By:     /s/ William Lawrence
                                       -----------------------------------------
                                    Title:  Senior Vice President & CFO
                                          --------------------------------------